UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2016
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WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited,
51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)
(011) 44-20-3124-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, during the second quarter of 2016 we began managing our business across four integrated reportable operating segments. Beginning in the second quarter of 2016, the Company has changed the way it manages and reports segment revenue and operating income, resulting in a change in the Company’s reporting units from eight reporting units, formerly known as Willis International, Willis North America, Willis Capital, Wholesale & Reinsurance, Willis GB, Towers Watson Benefits, Towers Watson Exchange Solutions, Towers Watson Risk and Financial Services, and Towers Watson Talent and Rewards into four reporting units: Human Capital and Benefits, Corporate Risk and Broking, Human Capital and Benefits, and Exchange Solutions.
For informational purposes only, to assist in understanding these changes, Exhibit 99.1 presents recast segment information for the three months ended March 31, 2016, each of the quarters of 2015, and for the year ended 2014. Legacy Towers Watson segment results are included in the segment information on a pro forma basis for periods prior to the Merger of Willis Group Holdings Public Limited Company and Towers Watson & Co. pursuant to that certain Agreement and Plan of Merger, dated June 29, 2015, as amended on November 19, 2015, and completed on January 4, 2016 (‘Merger’). The changes in our reporting segments will be reflected in the financial statements reported in the Quarterly Report on Form 10-Q to be filed on or about August 9, 2016.
The impact of the changes to the selected financial data described above, retrospectively applied to 2014, 2015 and the three months ended March 31, 2016 is disclosed in Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
99.1	Recast segment information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Towers Watson Public Limited Company

By:	/s/ SUSAN D. DAVIES
Susan D. Davies
Controller and
Principal Accounting Officer

Dated: July 14, 2016